Exhibit 10.4

MONTPELIER RE HOLDINGS LTD.

2012 LONG-TERM INCENTIVE PLAN

2015 RESTRICTED SHARE UNIT
AWARD AGREEMENT

This Award Agreement (the “Award Agreement”) is made and entered into as of [•], 2015 between Montpelier Re Holdings Ltd. (the “Company”) and [EMPLOYEE’S FULL NAME] (the “Participant”).

The Company hereby grants to the Participant an incentive award (the “Award”) on the terms and conditions as set forth in this Award Agreement and in the Company’s 2012 Long-Term Incentive Plan (the “Plan”), as it may be amended from time to time.

In accordance with this grant, and as a condition thereto, the Company and the Participant agree as follows:

SECTION 1.                         Restricted Share Units.  Participant is hereby eligible to receive [•] Restricted Share Units (“RSUs”) at “target” for the four-year performance cycle beginning January 1, 2015.  As soon as reasonably practicable following the Company’s announcement of its 2015 annual results (the “Announcement Date”), the actual number of RSUs to be awarded shall be calculated with reference to the Company’s fully converted book value per share during 2015 (the “Performance Period”) and shall represent an award of RSUs of between 0% and 200% of such target RSUs; provided, that such number shall be adjusted by the Compensation and Nominating Committee (the “Committee”) in accordance with Section 4(b)(i) of the Plan upon the occurrence of any of the events set forth in such section and may, in the discretion of the Committee, be adjusted in accordance with Sections 4(b)(ii) and 7(c) of the Plan upon the occurrence of any of the events set forth in such sections.  The actual number of RSUs awarded to the Participant is further subject to adjustment in the discretion of [the Company’s Chief Executive Officer and](1) the Committee based upon the Participant’s performance during the Performance Period.

SECTION 2.  Nature of Award.  RSUs represent the opportunity to receive shares of common stock of the Company, par value 1/6 cents per share (“Shares”), as are earned in accordance with Section 3, 4 or 5 of this Award Agreement.

SECTION 3. Vesting.  Subject to the Participant remaining actively employed in good standing (as determined by the Committee in its sole discretion) through the Announcement Date, twenty-five percent (25%) of the RSUs awarded pursuant to Section 1 above shall vest at midnight as of December 31, 2015, and, subject to the Participant remaining actively employed in good standing (as determined by the Committee in its sole discretion) through the applicable Vesting Date (as defined below), the remaining RSUs awarded pursuant to Section 1 above shall vest in three (3) equal tranches at midnight as of December 15, 2016, December 15, 2017 and December 15,

(1)  Note to Draft:  To be included only with respect to awards for employees who are not Section 16 officers.

2018, respectively (each of the three preceding dates, a “Vesting Date”).  Shares shall be issued by the Company to the Participant in satisfaction of the Award as soon as reasonably practicable following the Announcement Date and each subsequent Vesting Date, but in no event later than the last day of the calendar quarter in which the Announcement Date or the Vesting Date, as applicable, falls.

SECTION 4.  Termination of Employment.  Except as set forth in Section 5 below, and unless otherwise determined by the Committee:

(a)                       if, at any time on or prior to the Announcement Date, (i) the Participant’s employment with the Company or an Affiliate terminates for any reason, or (ii) the Participant provides the Company or an Affiliate, as applicable, with notice of his or her intent to terminate employment, no RSUs shall be awarded pursuant to Section 1 above, and the Participant’s rights pursuant to this Award Agreement shall automatically terminate.

(b)                       if the Participant’s employment with the Company or an Affiliate is terminated at any time following the Announcement Date and prior to the date upon which all RSUs awarded pursuant to Section 1 above are fully vested pursuant to Section 3 above (the “Final Vesting Date”):

(i)             for any reason other than termination by the Company or an Affiliate, as applicable, for Cause, then all RSUs awarded pursuant to Section 1 above that are unvested at the date of such termination shall be forfeited; or

(ii)          by the Company or an Affiliate, as applicable, for Cause, then all RSUs awarded pursuant to Section 1 above, whether vested or unvested at the date of such termination, shall be forfeited.

(c)                        if the Participant provides the Company or an Affiliate, as applicable, with notice of his or her intent to terminate employment at any time following the Announcement Date and prior to the Final Vesting Date, then all RSUs awarded pursuant to Section 1 above, whether vested or unvested at the date notice is given, shall be forfeited.

For purposes of the Plan and this Award Agreement, a transfer of employment from the Company to any Affiliate or vice versa, or from one Affiliate to another, shall not be considered a termination of employment.

SECTION 5. Change of Control.

(a)                       Notwithstanding any provision of this Agreement to the contrary, in the event that a Change of Control (as defined in the Plan) occurs prior to the Announcement Date, the number of RSUs awarded pursuant to Section 1 above that shall be deemed to be outstanding as of immediately prior to the Change of Control shall be equal to the greater of (i) the number of RSUs determined as set forth in Section 1 above, determined using the Company’s performance during the actual quarters completed in the Performance Period prior to the Change of Control, as determined by the Committee (which, for this purpose, shall mean the Committee comprised of members of the Board immediately prior to the Change of Control), and (ii) the target number of RSUs.

(b)                       Notwithstanding the provisions of Sections 3 and 4 above, if within twenty-four (24) months following the occurrence of a Change of Control, there is a Termination of Employment:

(i)                       (x) by the Company or an Affiliate, as applicable, without Cause or due to Company-mandated (or Affiliate-mandated, as applicable) retirement, (y) on account of death or Disability or (z) by the Participant on account of a Constructive Termination, then upon such termination, all outstanding RSUs determined pursuant to Section 5(a) above shall vest in full.  Shares shall be issued to the Participant by the Company (together with payment of any dividend equivalents that have accumulated pursuant to Section 8 below but remain unpaid as of such termination) as soon as reasonably practicable after such termination but not later than March 15 of the year following the year of vesting;

(ii)                    by the Participant other than on account of a Constructive Termination, then all RSUs determined pursuant to Section 5(a) above that are unvested at the date of termination shall be forfeited, and Shares with respect to any RSUs determined pursuant to Section 5(a) above that are vested at the date of termination shall be issued to the Participant by the Company as soon as reasonably practicable after such termination but not later than March 15 of the year following the year of vesting; or

(iii)                 by the Company or an Affiliate, as applicable, for Cause, then all RSUs determined pursuant to Section 5(a) above, whether vested or unvested at the date of termination, shall be forfeited.

SECTION 6.  Tax Withholding.  The Participant may elect to satisfy, in whole or in part, any liability for withholding taxes and social security (or similar) liabilities required under applicable law to be withheld in respect of the Award either by (a) having the Company withhold from the number of Shares issued to the Participant pursuant to the RSUs awarded pursuant to Section 1 above a number of Shares having an aggregate Fair Market Value equal to such withholding liability or (b) making a cash payment to the Company equal to the amount of such withholding liability; provided, however, that in the event that the Participant elects to make a cash payment, the Company reserves the right to retain the Shares until the Participant has delivered the full amount of such cash payment to the Company.

SECTION 7.  No Rights as a Shareholder.  The Participant shall have no rights as a shareholder with respect to any Shares underlying the Award until and unless the Participant’s name is entered in the Company’s Register of Members as the holder of such Shares and a Share certificate is issued to the Participant upon payment with respect to the Award.  Except as otherwise provided in Section 4(b) of the Plan, Section 7(c) of the Plan or Section 8 below, no adjustments shall be made for dividends or distributions (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property) on, or other events relating to, Shares underlying the RSUs awarded pursuant to Section 1 above for which the record date is prior to the date such Shares are delivered.

SECTION 8.  Dividend Equivalents.  To the extent any cash dividends are paid on Shares during the Performance Period, the Participant shall be entitled to receive, within seventy (70) days following the Announcement Date, a cash payment equivalent to the cash dividends that would have been paid during the Performance Period on the number of Shares underlying the RSUs awarded pursuant to Section 1 above (or, if applicable, determined pursuant to Section 5(a) above); provided, that the Participant remains actively employed in good standing (as determined by the Committee in its sole discretion) until the earlier of the dividend equivalent payment date and the date that the holder of the applicable RSUs becomes entitled to payment with respect thereto.  In the event that a Change in Control occurs prior to the Announcement Date, any accumulated dividend equivalents that relate to the period prior to the Change in Control shall be paid to the Participant at the same time (and subject to the same terms and conditions) as the delivery of consideration with respect to the first 25% of the RSUs that become vested pursuant to this Agreement and the Plan.  To the extent any cash dividends are paid on Shares with respect to the period commencing on January 1, 2016 and ending on the date that all RSUs have been settled hereunder, the Participant shall be entitled to receive, within seventy (70) days following the respective payment dates of such dividends (subject to the Participant’s continued active employment in good standing (as determined by the Committee in its sole discretion) until the earlier of the relevant dividend equivalent payment date and the date that the holder of the applicable RSUs becomes entitled to payment with respect thereto), a cash payment equivalent to the cash dividends paid on the number of Shares underlying the outstanding RSUs awarded pursuant to Section 1 above on such dividend equivalent payment date.  Payments made pursuant to this Section 8 shall be in the form of ordinary compensation.  In the event that a record date with respect to the payment of a cash dividend on Shares occurs while RSUs granted hereunder remain outstanding, but payment of such dividend does not occur until after the date that such RSUs have been settled, the Participant shall be entitled to dividend equivalents hereunder as if such dividend had been paid while the RSUs remained outstanding.

SECTION 9.  Transferability.  In accordance with Section 9(a) of the Plan, the Participant may designate a beneficiary or beneficiaries to receive any cash or property to which he or she may be entitled in respect of the Award in the event of his or her death on a form to be provided by the Committee.  Except as otherwise provided herein or in Section 9(a) of the Plan, (a) neither the Award nor any right hereunder shall be assignable or transferable by the Participant, other than by will or the laws of descent and distribution, (b) neither the Award nor any right hereunder may be pledged, attached or otherwise encumbered other than in favor of the Company and (c) any purported pledge, attachment or encumbrance thereof other than in favor of the Company shall be void and unenforceable against the Company or any Affiliate.  All terms and conditions of the Plan and this Award Agreement, including but not limited to any applicable vesting conditions, shall be binding upon any permitted successors and assigns.

SECTION 10.  Ratification of Actions.  By accepting the Award or other benefit under the Plan, the Participant and each Person claiming under or through him or her shall be conclusively deemed to have indicated the Participant’s (or such Person’s) acceptance and ratification of, and consent to, any action taken under the Plan or the Award by the Company, the Board or the Committee.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or the Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, the Participant, any holder or beneficiary of the Award and any shareholder.  In the event of any conflict between any provision of the Plan and this Award Agreement, the terms and provisions of the Plan shall control.

SECTION 11.  Notices.  Any notice hereunder to the Company shall be addressed to its office, Montpelier House, 94 Pitts Bay Road, Hamilton HM08, Bermuda; Attention: Corporate Secretary, and any notice hereunder to the Participant shall be addressed to him or her at the address specified in the Company’s records, subject to the right of either party to designate at any time hereafter in writing some other address.

SECTION 12.  Definitions.  Capitalized terms not otherwise defined herein shall have the meanings as used or defined in the Plan.

SECTION 13.  Governing Law and Severability.  The validity, construction and effect of this Award Agreement shall be determined in accordance with the laws of Bermuda, without giving effect to the conflict of laws provisions thereof.  If any provision of this Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Award Agreement, such provision shall be construed or deemed stricken as to such jurisdiction, and the remainder of this Award Agreement shall remain in full force and effect.

SECTION 14.  No Right to Employment.  The grant of the Award shall not be construed as giving the Participant the right to be retained as an employee, director or consultant.  The rights and obligations of the Participant or any individual under the terms of his office, employment or consultancy with the Company or any past or present Affiliate shall not be affected by his participation in the Plan and the Plan (and/or the Award Agreement) shall not form part of any contract of employment or consultancy agreement between the individual and any such company.  An employee, non-employee director or consultant shall have no right to be granted an Award under the Plan.  Further, the Company or an Affiliate may at any time dismiss the Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan or this Award Agreement, unless otherwise expressly provided in the Plan or herein.

SECTION 15.  Data Collection and Processing.  By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan.  The Company may share such information with any past or present Affiliate, the trustee of the Company’s employee benefit trust (if applicable), its registrars, brokers, other third party administrator or any person who acquires the company on a Change of Control or who acquires the undertaking or part-undertaking which employs the Participant, whether within or outside of the European Economic Area.

SECTION 16.(2)  Clawback Policy.  The Award shall be subject to the Clawback Policy, to the extent provided by such policy.  A copy of the Clawback Policy, as currently in effect on the date hereof, has been attached hereto as Appendix A.  The Committee may take all actions with respect to the Award, whether vested or unvested,

(2)  Note to Draft:  To be included only with respect to awards for employees who are Section 16 officers.

consistent with the Clawback Policy, including but not limited to the rescission, modification or cancelation of the Award and recovery of amounts previously paid or awarded pursuant to the Award.  By accepting the Award, the Participant and each Person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, the Clawback Policy with respect to the Award.  Neither this Section 16 nor Section 9(o) of the Plan shall be the Company’s exclusive remedy with respect to such matters.

SECTION 17.  Dispute Resolution.  (a)  Mediation and Arbitration.  If a dispute arises out of or relates to this Award Agreement or the breach hereof, and if the dispute cannot be settled through negotiation, such dispute shall be resolved in accordance with Section 10 of the Plan.

(b)                   Waiver of a Jury Trial.  The Participant hereby waives, to the fullest extent permitted by applicable law, any right he or she may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Award Agreement or the Plan.

(c)                    Confidentiality.  The Participant hereby agrees to keep confidential the existence of, and any information concerning, a dispute described in this Section 17, except that he or she may disclose information concerning such dispute to the mediator, arbitrator or other body that is considering such dispute in accordance with Section 10 of the Plan or to his or her legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

SECTION 18.  Amendment of this Award Agreement.  In accordance with Section 7(b) of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that, except as set forth in Section 19 below or as deemed necessary by the Committee in order to comply with applicable law, tax rules, stock exchange rules or accounting rules, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of the Participant (or any holder or beneficiary of the Award) under this Award Agreement shall not to that extent be effective without the consent of the Participant (or, as applicable, such holder or beneficiary).

SECTION 19.  Sections 409A and 457A of the Code.  It is intended that the RSUs awarded pursuant to Section 1 above shall be exempt from Sections 409A and 457A of the Code pursuant to the “short-term deferral” rule applicable to each such section, as set forth in the regulations or other guidance published by the IRS thereunder.  Notwithstanding any provision of this Award Agreement to the contrary, in light of the uncertainty with respect to the proper application of Sections 409A and 457A of the Code, the Company reserves the right to make amendments to the Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Sections 409A and 457A of the Code.  In any case, the Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant or for the Participant’s account in connection with the Award (including any taxes and penalties under Sections 409A and 457A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold the Participant harmless from any or all of such taxes or penalties.

SECTION 20.  Headings and Construction.  Headings are given to the sections of this Award Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision herein.  Whenever the words “include”, “includes” or “including” are used in this Award Agreement, they shall be deemed to be followed by the words “but not limited to”.

SECTION 21.  Consents.  The Participant’s rights in respect of the Award are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including, without limitation, the Participant’s consenting to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan).

SECTION 22.  Counterparts.  This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together will constitute one and the same instrument, notwithstanding that all parties have not signed the same counterpart, and delivery of the signatures provided for below by facsimile, e-mail of scanned images in PDF format or other electronic transmission may be relied upon, and will have the same force and effect, as the originals of such signatures.

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be duly executed as of the date first written above.

MONTPELIER RE HOLDINGS LTD.

by:
Name: Christopher L. Harris
Title: President & CEO

PARTICIPANT

by:
	Name:	[EMPLOYEE’S FULL
NAME]
	Title:	[TITLE]

[Note: For Section 16 Officers the Clawback Policy will be added as an Appendix to this Agreement]